                                                                  Exhibit (h)(8)

                     Nicholas-Applegate Institutional Funds
                                600 West Broadway
                           San Diego, California 92101

                                 August 30, 1999

Nicholas-Applegate Capital Management
600 West Broadway
San Diego, California 92101

Ladies and Gentlemen:

This will confirm our agreement that the expense limitation letter agreement between us dated May 9, 1999 is hereby amended to add the Global Health Care Fund as a Fund thereunder. The full list of Funds covered by the Agreement and the expense limitations with respect to each such Fund are as set forth in Exhibit A hereto.

             In all other respects, the expense limitation letter agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                                         Very truly yours,



                                         ____________________
                                         E. Blake Moore, Jr.
                                         Secretary

AGREED:

Nicholas-Applegate Capital Management
By:      Nicholas-Applegate Capital Management
         Holdings, L.P., its General Partner
By:      Nicholas-Applegate Capital Management
         Holdings, Inc., its General Partner



By:      _____________________
         E. Blake Moore, Jr.
         Secretary


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                                    EXHIBIT A
                           EXPENSE LIMITATIONS BY FUND

Small Cap Growth                        Class I               1.17%
                                        Class R               1.42%

Mid Cap Growth                          Class I               1.00%
                                        Class R               1.25%

Large Cap Growth                        Class I               1.00%
                                        Class R               1.25%

Value                                   Class I               1.00%
                                        Class R               1.25%

Emerging Countries                      Class I               1.65%
                                        Class R               1.90%

International Core Growth               Class I               1.40%
                                        Class R               1.65%

High Quality Bond                       Class I               0.45%
                                        Class R               0.70%

Mini Cap Growth                         Class I               1.56%

Global Technology                       Class I               1.40%

International Small Cap                 Class I               1.40%

Worldwide Growth                        Class I               1.35%

Global Growth & Income                  Class I               1.35%

Latin America                           Class I               1.65%

Pacific Rim                             Class I               1.40%

Convertible                             Class I               1.00%

Global Blue Chip                        Class I               1.20%

High Yield Bond                         Class I               0.75%

Short Intermediate Fixed                Class I               0.35%

Global Health Care                      Class I               1.40%